E Global Marketing Inc. Announces Changes of Control  and Changes to Management and Board of Directors

PHOENIX, AZ – December 13, 2010 -- E Global Marketing Inc., ("the Company") (OTCBB: EGLO) today announced that a change of control occurred on December 8, 2010 with respect to the Company’s shareholdings.  A new group of shareholders acquired approximately 96.6% of the Company’s outstanding common stock from the prior holders in a private transaction.

In addition, on that same date, Mr. William Tien was appointed the Company’s President, Chief Financial Officer and a director, and on December 9, 2010, Mr. Norm Klein was appointed to the Company’s Board of Directors.

For more information about this change of control of the Company, please refer to the following link at the United States Securities and Exchange’s EDGAR web-site:

[www. To insert SEC.gov/Archives link] …

Forward-Looking Statements: Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in doing business. Forward-looking statements may be identified by terms such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "forecasts," "potential," or "continue," or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The company has no obligation to update these forward-looking statements.

Contact:

Norm Klein, Director

E Global Marketing Inc.

480-966-2020

480-966-0808 (fax)

nklein@ebigcorp.com

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